EXHIBIT 1.1
REGIONS FINANCIAL CORPORATION
(a Delaware corporation)
$400,000,000
Floating Rate Senior Notes due 2008
$350,000,000
4.5% Senior Notes due 2008
UNDERWRITING AGREEMENT
New York, New York
August 3, 2005
To the Representatives
named in Schedule I
hereto of the Under-
writers named in
Schedule II hereto
Ladies and Gentlemen:
     Regions Financial Corporation, a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this underwriting agreement (this “Agreement”), to issue and sell $400,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2008 (the “Floating Rate Notes”) and $350,000,000 aggregate principal amount of its 4.5% Senior Notes due 2008 (the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “Securities”) to Morgan Keegan & Company, Inc. and Morgan Stanley & Co. Incorporated and the other Underwriters set forth on Schedule I attached hereto (collectively, the “Underwriters”), for whom you (the “Representatives”) are acting as representatives.
     The Securities issued in book-entry form will be issued to Cede & Co., as nominee of The Depository Trust Company (“DTC”), pursuant to a letter agreement, to be dated as of the Closing Date (as defined herein) (the “DTC Agreement”), between the Company and DTC.
     The Securities will be issued pursuant to an indenture, dated as of August 8, 2005 (the “Original Indenture”), as supplemented by the Supplemental Indenture, dated as of August 8, 2005 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), in each case, between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Indenture Trustee”).
     The Indenture, the DTC Agreement and this Agreement are collectively referred to as the “Operative Agreements.”

     The Company and certain trusts sponsored by the Company have filed with the Securities and Exchange Commission (the “Commission”) a joint registration statement on Form S-3 (No. 333-124337) and pre-effective amendment no. 1 thereto (the “Prior Registration Statement”) for the registration of the Securities and certain other securities described therein under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). The Prior Registration Statement was declared effective by the Commission on May 18, 2005. The Company and certain trusts sponsored by the Company have also filed with the Commission a joint registration statement on Form S-3 (No. 333-126797) for the registration of the Securities and certain other securities described therein under the 1933 Act and the offering thereof from time to time in accordance with Rule 415. Pursuant to Rule 429(b) of the 1933 Act Regulations, such Registration Statement also constituted post-effective amendment no. 1 to the Prior Registration Statement. Such Registration Statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).
     To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Preliminary Prospectus, the Basic Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act or the 1934 Act Regulations after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.
     For purposes of this Agreement, all references to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as of the date hereof and as of the Closing Date (in each case, a “Representation Date”), as set forth below.
     (a) The Company meets the requirements for use of Form S-3 under the 1933 Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the 1933 Act of the offering and sale of the Securities and certain other securities. The Company shall file with the Commission the Preliminary Prospectus and the Final Prospectus in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
     (b) On the Effective Date, the Registration Statement did, and the Preliminary Prospectus, when it is filed in accordance with Rule 424(b), will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Regulations and the 1939 Act and the rules and regulations thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the 1939 Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) those parts of the Registration Statement which shall constitute Statements of Eligibility and Qualification on Form T-1 (the “Form T-1s”) under the 1939 Act or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).
     (c) The Company and each of its Significant Subsidiaries has been duly incorporated and is validly existing as a corporation or a bank, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.
     (d) The Company is duly registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”).

     (e) Regions Bank is a duly organized and validly existing Alabama state chartered bank and continues to hold a valid certificate to do business as such.
     (f) Since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Significant Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Prospectus (a “Material Adverse Effect”).
     (g) The outstanding shares of capital stock of the Company are as set forth in the Final Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances thereof, if any, pursuant to reservations, agreements or employee benefit plans or pursuant to the exercise of convertible securities or options). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder or the Company.
     (h) All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable (except as provided in statutes pursuant to which depository institution subsidiaries are subject), and, except as otherwise set forth in the Final Prospectus, a controlling majority of the outstanding shares of voting capital stock of the Significant Subsidiaries are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.
     (i) The Indenture has been duly authorized, and, at the Closing Date will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Indenture Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (j) The Securities have been duly authorized by the Company for issuance as contemplated by this Agreement. The Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Securities will be in the form contemplated by, and each registered holder thereof will be entitled to the benefits of, the Indenture.
     (k) The Securities and the Operative Agreements, as of each Representation Date, will conform in all material respects to the statements relating thereto included in the Final Prospectus and, to the extent applicable, will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.
     (l) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
     (m) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the 1933 Act and the 1939 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus.
     (n) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its Significant Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (n), reasonably be expected to result in a Material Adverse Effect.
     (o) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Historical

Financial Data” in the Final Prospectus fairly present, on the basis stated in the Final Prospectus, the information included therein.
     (p) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations.
     (q) Except as disclosed in the Final Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to result in a Material Adverse Effect.
     (r) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (r), reasonably be expected to result in a Material Adverse Effect.
     (s) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to result in a Material Adverse Effect.
     (t) The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Significant Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Significant Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in a Material Adverse Effect.
     (u) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Final Prospectus and applicable banking laws and regulations.
     (v) The Company and its Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
     (w) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) that (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company with the Commission which it may make under Sections 13(a), 13(c) or 15(d) of the 1934 Act are being prepared, (B) have been evaluated for effectiveness as of the Company’s most recent fiscal quarter and (C) are effective to perform the functions for which they were established.
     The Company has established and maintains internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) that (a) provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (b) have been evaluated by the management of the Company (including the Company’s Chief Executive Officer and Chief Financial Officer) for effectiveness as of the end of the Company’s most recent fiscal year. The management of the Company (including the Company’s Chief Executive Officer and Chief Financial Officer) has evaluated any change that has materially affected, or is reasonably likely to affect, the Company’s internal control over financial reporting as of the end of the Company’s most recent fiscal quarter. In addition, not later than the date of the filing with the Commission of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, each of the accountants and the audit committee of the board of directors of the Company have been advised of (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the

Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal control over financial reporting.
     (x) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act, the 1934 Act Regulations or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (y) The Company and its Significant Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as set forth in the Final Prospectus, neither the Company nor any of the Significant Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
     (z) Except as disclosed in the Registration Statement and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.
     (aa) The relationship between the Company and each Underwriter is an arms-length commercial relationship and no fiduciary duty or any other obligation arising out of a relationship of higher trust exists between the Company and any of the Underwriters.
     (bb) The Company and each of its subsidiaries are in compliance with all laws administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (“FDIC”), the Alabama Department of Banking (the “Department”) and any other federal or state bank regulatory authorities (together with the Federal Reserve Board, the FDIC and the Department, the “Bank Regulatory Authorities”) with jurisdiction over the Company and its subsidiaries, except for such failures to be in compliance as would not reasonably be expected to result in a Material Adverse Effect. The deposit accounts of each bank subsidiary of the Company are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, written commitment or other supervisory agreement with any of the Bank Regulatory Authorities or any other governmental agency or authority, nor have the Company or any of its subsidiaries been advised by any of the Bank Regulatory Authorities or any other governmental agency or authority that it is contemplating issuing or requesting any of the foregoing.
     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase prices set forth in Schedule I hereto the respective aggregate principal amounts of the Floating Rate Notes and the Fixed Rate Notes set forth opposite such Underwriter’s name in Schedule II hereto.
          3. Delivery and Payment.
     (a) Delivery. Delivery of and payment for the Securities shall be made on the date which is three Business Days after the Execution Date, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through Morgan Stanley & Co. Incorporated of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Morgan Stanley & Co. Incorporated, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder. Delivery of the Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct. Delivery of the Securities shall be made at such location as Morgan Stanley & Co. Incorporated shall reasonably designate at least one Business Day in advance of the Closing Date. Certificates for the Securities shall be registered in such names and in such denominations as Morgan Stanley & Co. Incorporated may request not less than two Business Days in advance of the Closing Date. The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the Business Day prior to the Closing Date.
     (b) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Sidley Austin Brown & Wood llp, 787 Seventh Avenue, New York, New York, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (Eastern time) on the Closing Date.

          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.
          5. Agreements. The Company agrees with the several Underwriters that:
     (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Final Prospectus, or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
     (c) The Company will use the net proceeds received by them from the sale of the Securities in the manner specified in the Final Prospectus under “Use of Proceeds.”

     (d) The Company, during the period when a prospectus relating to the Securities is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required thereby.
     (e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Significant Subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act Regulations.
     (f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, as many copies of the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering. The Company hereby consents to the use of copies of the Preliminary Prospectus previously delivered to the Underwriters by the Company for purposes permitted by the 1933 Act.
     (g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc. (“NASD”) and the reasonable fees and expenses of counsel for the Underwriters in connection with its review of the offering; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (h) The Company will not, without the prior written consent of Morgan Stanley & Co. Incorporated, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, any debt securities issued by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.
     (i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of their respective obligations hereunder and to the following additional conditions:
     (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Company shall have requested and caused Alston & Bird LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:
     (i) The Company is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus.
     (ii) The Company is duly registered as a bank holding company and a financial holding company under the BHC Act.
     (iii) This Agreement has been duly authorized, executed and delivered by the Company.
     (iv) The Indenture has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity or law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

     (v) The Securities have been duly authorized, executed and delivered by the Company for issuance and, when authenticated by the Indenture Trustee in the manner provided for in the Indenture and delivered against payment for the consideration therefor in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Securities are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.
     (vi) The Securities and the Operative Agreements conform in all material respects to the statements relating thereto contained in the Final Prospectus and, to the extent applicable, are in substantially the form filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement, with the exception of the Supplemental Indenture, which has not been incorporated by reference or filed as an exhibit thereto.
     (vii) The statements in the Registration Statement and the Final Prospectus, insofar as they are descriptions of contracts, agreements, instruments or the Company’s Certificate of Incorporation or legal proceedings, or constitute statements or summaries of United States federal, New York State laws or the General Corporation Law of the State of Delaware or legal conclusions with respect thereto, are accurate and present fairly the information required to be shown in all material respects.
     (viii) The Registration Statement and the Final Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Final Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom and each Form T-1, as to which such counsel express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.
     (ix) The documents incorporated by reference in the Final Prospectus (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, as applicable.
     (x) The Registration Statement has become effective under the 1933 Act; any required filing of the Basic Prospectus, and the Final Prospectus, and any

supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial information contained therein and in each Form T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the 1939 Act and the rules and regulations of the Commission thereunder and such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended, the Registration Statement included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein and each Form T-1, as to which such counsel need express no opinion).
     (xi) The Indenture has been duly qualified under the 1939 Act.
     (xii) The statements included in the Final Prospectus under the heading “Certain United States Federal Income Tax Consequences,” insofar as such statements summarize legal matters, are accurate and fair summaries of such legal matters in all material respects.
     (xiii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be, an “investment company” as defined in the 1940 Act.
     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the Federal laws of the United States or the General Corporation Law of the State of Delaware, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.
     (c) The Company shall have requested and caused R. Alan Deer, Executive Vice President, General Counsel and Corporate Secretary of the Company, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

     (i) Regions Bank is validly existing as a bank in good standing under the laws of Alabama, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Alabama.
     (ii) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the 1933 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Final Prospectus and such other approvals (specified in such opinion) as have been obtained.
     (iii) Neither the execution and delivery of the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Significant Subsidiaries pursuant to, (A) the charter or by-laws of the Company or its Significant Subsidiaries, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its Significant Subsidiaries is a party or bound or to which its or their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its Significant Subsidiaries or any of its or their properties, which violation or default would, in the case of clauses (B) and (C) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (iii) (if any), reasonably be expected to result in a Material Adverse Effect.
     (iv) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries or their respective property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements incorporated by reference in the Final Prospectus from Item 3 of the Company’s most recent Annual Report on Form 10-K insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (d) The Representatives shall have received from Sidley Austin Brown & Wood llp, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Operative Agreements, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (e) The Representatives shall have received from Seward & Kissel LLP, counsel for the Indenture Trustee, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (f) The Company shall have furnished to the Representatives a certificate signed by the Chief Executive Officer or Vice Chairman and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:
     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect.
     (g) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.
     (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Significant Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement and the Final Prospectus.
     (i) At the Closing Date, the Floating Rate Notes and the Fixed Rate Notes shall each be rated in one of the four highest rating categories for long-term debt (“Investment Grade”) by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and by Moody’s Investors Service, and the Company shall have delivered to the Underwriters a letter, dated as of the Closing Date, or within three Business Days thereafter, from each such rating organization, or other evidence satisfactory to the Underwriters, confirming that the Floating Rate Notes and the Fixed Rate Notes have such ratings. Since the time of execution of this Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Floating Rate Notes or the Fixed Rate Notes or any of the Company’s securities or financial strength by any such rating organization or any other “nationally recognized statistical rating organization,” as defined for purposes of Rule 436(g)(2) under the 1933 Act Regulations, and no such rating organization shall have publicly announced that it has under surveillance or review with negative implications its rating of the Floating Rate Notes or the Fixed Rate Notes or any of the Company’s securities or financial strength.
     (j) The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting terms and arrangements.
     (k) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
     The documents required to be delivered by this Section 6 shall be delivered at the office of Sidley Austin Brown & Wood llp, counsel for the Underwriters, at 787 Seventh Avenue, New York, New York 10019, on the Closing Date.
          7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to

Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Morgan Stanley & Co. Incorporated on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
          8. Indemnification and Contribution.
     (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its respective directors, each of its respective officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity in paragraph (a) above from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Underwriters acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Final Prospectus and, as applicable, in the Preliminary Prospectus.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities;

provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions (before deducting expenses), in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Securities set forth opposite their names in Schedule II hereto bears to the number of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the number of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the

Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal, New York State or Alabama authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its respective officers or trustees and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Morgan Stanley & Co. Incorporated (fax no.: (212) 507-2705) and confirmed to Morgan Stanley & Co. Incorporated, 1585 Broadway, 29th Floor, New York, New York, 10036, Attention: Investment Banking Information Center; or, if sent to the Company, will be mailed, delivered or telefaxed to Regions Financial Corporation, R. Alan Deer (fax no.: (205) 326-7751), and confirmed to R. Alan Deer, Executive Vice President, General Counsel and Corporate Secretary of Regions Financial Corporation, 417 North 20th Street, Birmingham, Alabama 35202.
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
          14. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.
          15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
     “Basic Prospectus” shall mean the prospectus of the Company dated August 3, 2005.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Birmingham, Alabama.
     “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Final Prospectus” shall mean the final prospectus supplement, dated August 3, 2005, relating to the Securities, together with the Basic Prospectus.
     “Preliminary Prospectus” shall mean the preliminary prospectus supplement, dated August 3, 2005, relating to the Securities, together with the Basic Prospectus.
     “Registration Statement” shall mean registration statement No. 333-126797, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.
     “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the 1933 Act.
     “Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

     “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.
          18. Offering of Securities. Each Underwriter, severally and not jointly, represents, warrants, and agrees with respect to offers and sales of the Securities outside of the United States that:
     (i) such Underwriter understands that no action has been or will be taken in any jurisdiction outside of the United States by the Company that would permit a public offering of the Securities, or possession or distribution of either the Preliminary Prospectus or the Final Prospectus or any other offering or publicity material relating to the Securities, in any country or jurisdiction outside of the United States where action for that purpose is required;
     (ii) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (a “Relevant Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities that has been appraised by the competent authority in that Relevant Member State or, where appropriate, appraised in another Relevant Member State and notified to the competent authority in that Relevant Member State, and in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State:
(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of the above, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in that Relevant Member State;
     (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom;
     (iv) it understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and
     (v) it will offer, sell or deliver the Securities only in minimum denominations of $5,000 and integral multiples of $1,000 in excess thereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours, REGIONS FINANCIAL CORPORATION
By:	/s/ Eric Haas
Name: Eric Haas
Title: Senior Vice President and Treasurer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.
MORGAN KEEGAN & COMPANY, INC.
MORGAN STANLEY & CO. INCORPORATED
By: MORGAN KEEGAN & COMPANY, INC.

By:	/s/ Brian Mellone
	Name:	Brian Mellone
	Title:	Senior Vice President

By: MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Michael Fusco
	Name:	Michael Fusco
	Title:	Executive Director

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated:	August 3, 2005

Registration Statement No.	333-126797

Representative(s):	Morgan Keegan & Company, Inc. and Morgan Stanley & Co. Incorporated

Closing Date:	August 8, 2005

Title, Purchase Price and Description of the Floating Rate Notes:

Title:	Floating Rate Senior Notes due 2008

Aggregate principal amount:	$400,000,000

Minimum Denominations:	$5,000 and integral multiples of $1,000 in excess thereof.

Stated maturity:	August 8, 2008

Interest rate:	Three-month LIBOR plus 0.08%

Designated LIBOR page:	Moneyline Telerate, Inc. page 3750

LIBOR Currency:	U.S. dollars

Initial interest rate:	To be determined as if the original issue date were an interest reset date.

Interest payments dates:	February 8, May 8, August 8 and November 8 of each year, commencing November 8, 2005.

Interest reset period:	Quarterly

Interest reset dates:	February 8, May 8, August 8 and November 8 of each year, commencing November 8, 2005.

Interest determination date:	Two London Banking Days prior to the interest reset date. “London Banking Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Business Day convention:	If any interest payment date, other than the date of maturity, falls on a day that is not a Business Day, the interest payment date will be the next day that is a Business Day, except if that Business Day is in the next succeeding calendar month, the interest payment date will be the immediately preceding Business Day. If the date of maturity of the Floating Rate Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next day that is a Business Day, and no interest on the Floating Rate Notes or such payment will accrue for the period from and after the date of maturity. If any interest reset date falls on a day that is not a Business Day, the interest reset date will be the next day that is a Business Day, except if that Business Day is in the next succeeding calendar month, the interest reset date will be the immediately preceding Business Day. “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York or Birmingham, Alabama are authorized by law, regulation or executive order to close.

Day count convention:	Actual/360

Record dates:	The fifteenth calendar day, whether or not a Business Day, prior to the applicable interest payment date.

Redemption provisions:	None

Initial public offering price:	100% of the aggregate principal amount thereof plus accrued interest, if any, from August 8, 2005.

Purchase price:	99.80% of the aggregate principal amount thereof plus accrued interest, if any, from August 8, 2005.

Underwriters’ commission:	0.20% of the aggregate principal amount thereof

Form:	Book-entry only

Type of Offering:	Non-delayed

Title, Purchase Price and Description of the Fixed Rate Notes:

Title:	4.5% Senior Notes due 2008

Aggregate principal amount:	$350,000,000

Minimum Denominations:	$5,000 and integral multiples of $1,000 in excess thereof.

Stated maturity:	August 8, 2008

Interest rate:	4.5% per annum

Interest payments dates:	February 8 and August 8 of each year, commencing February 8, 2006.

Business Day convention:	If any interest payment date or the date of maturity falls on a day that is not a Business Day, the related payment of interest and principal will be made on the next day that is a Business Day, and no interest on the Fixed Rate Notes or such payment will accrue for the period from and after the interest payment date or date of maturity, as the case may be. “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York or Birmingham, Alabama are authorized by law, regulation or executive order to close.

Day count convention:	30/360

Record dates:	The fifteenth calendar day, whether or not a Business Day, prior to the applicable interest payment date.

Redemption provisions:	None

Initial public offering price:	99.889% of the aggregate principal amount thereof plus accrued interest, if any, from August 8, 2005.

Purchase price:	99.689% of the aggregate principal amount thereof plus accrued interest, if any, from August 8, 2005.

Underwriters’ commission:	0.20% of the aggregate principal amount thereof

Form:	Book-entry only

Type of Offering:	Non-delayed
Date referred to in Section 5(h) after which the Company may offer or sell Securities issued by the Company without the consent of the Representative(s): September 2, 2005.
Modification of items to be covered by the letter from Ernst & Young LLP delivered pursuant to Section 6(g) at the Execution Time: None

SCHEDULE II

	Aggregate	Aggregate
	Principal	Principal
	Amount of	Amount of
	Floating Rate	Fixed Rate
	Notes	Notes
	to be	to be
Underwriters	Purchased	Purchased
Morgan Keegan & Company, Inc.	$164,000,000	$143,500,000
Morgan Stanley & Co. Incorporated	164,000,000	143,500,000
Bear, Stearns & Co. Inc.	24,000,000	21,000,000
J.P. Morgan Securities Inc.	24,000,000	21,000,000
UBS Securities LLC	24,000,000	21,000,000

Total	$400,000,000	$350,000,000

II-1